AMENDMENT DATED MAY 1, 1997
                                       TO
                          INVESTMENT ADVISORY AGREEMENT
                                     BETWEEN
                                COVA SERIES TRUST
                                       AND
                      COVA INVESTMENT ADVISORY CORPORATION


     WHEREAS, pursuant to Section 1(a) of the Investment Advisory Agreement by and between COVA SERIES TRUST (the "Trust"), formerly VAN KAMPEN MERRITT SERIES TRUST, and COVA INVESTMENT ADVISORY CORPORATION (the "Advisor") dated May 1, 1996 (the "Advisory Agreement"), the Trust seeks to employ the Advisor to act as investment advisor for eight additional Sub-Trusts;

     NOW THEREFORE, said Advisory Agreement is hereby amended with the addition of the following Sub-Trusts to Section 1(a):

Mid-Cap Value Portfolio
Large Cap Research Portfolio
Developing Growth Portfolio
Lord Abbett  Growth and Income  Portfolio
Balanced Portfolio
Small Cap Equity
Portfolio Equity Income Portfolio
Growth & Income Equity Portfolio.

In addition the following Fee Schedules are added as Exhibits to the Advisory Agreement pursuant to Section 2(a):



                                    EXHIBIT N

                                COVA SERIES TRUST
                             MID-CAP VALUE PORTFOLIO

     In accordance with Section 2(a) of the Investment Advisory Agreement dated May 1, 1996, as amended, the Mid-Cap Value Portfolio shall pay to the Advisor at the end of each calendar month an investment management fee of 1.00% of the average daily net assets of the Mid-Cap Value Portfolio.

                                    EXHIBIT O

                                COVA SERIES TRUST
                          LARGE CAP RESEARCH PORTFOLIO

     In accordance with Section 2(a) of the Investment Advisory Agreement dated May 1, 1996, as amended, the Large Cap Research Portfolio shall pay to the Advisor at the end of each calendar month an investment management fee of 1.00% of the average daily net assets of the Large Cap Research Portfolio.

                                    EXHIBIT P

                                COVA SERIES TRUST
                           DEVELOPING GROWTH PORTFOLIO

     In accordance with Section 2(a) of the Investment Advisory Agreement dated May 1, 1996, as amended, the Developing Growth Portfolio shall pay to the Advisor at the end of each calendar month an investment management fee of .90% of the average daily net assets of the Developing Growth Portfolio.

                                    EXHIBIT Q

                                COVA SERIES TRUST
                     LORD ABBETT GROWTH AND INCOME PORTFOLIO

     In accordance with Section 2(a) of the Investment Advisory Agreement dated May 1, 1996, as amended, the Lord Abbett Growth and Income Portfolio shall pay to the Advisor at the end of each calendar month an investment management fee of
 .65% of the average daily net assets of the Lord Abbett Growth and Income Portfolio.

                                    EXHIBIT R

                                COVA SERIES TRUST
                               BALANCED PORTFOLIO

     In accordance with Section 2(a) of the Investment Advisory Agreement dated May 1, 1996, as amended, the Balanced Portfolio shall pay to the Advisor at the end of each calendar month an investment management fee of 1.00% of the average daily net assets of the Balanced Portfolio.

                                    EXHIBIT S

                                COVA SERIES TRUST
                           SMALL CAP EQUITY PORTFOLIO

     In accordance with Section 2(a) of the Investment Advisory Agreement dated May 1, 1996, as amended, the Small Cap Equity Portfolio shall pay to the Advisor at the end of each calendar month an investment management fee of 1.00% of the average daily net assets of the Small Cap Equity Portfolio.

                                    EXHIBIT T

                                COVA SERIES TRUST
                             EQUITY INCOME PORTFOLIO

     In accordance with Section 2(a) of the Investment Advisory Agreement dated May 1, 1996, as amended, the Equity Income Portfolio shall pay to the Advisor at the end of each calendar month an investment management fee of 1.00% of the average daily net assets of the Equity Income Portfolio.

                                    EXHIBIT U

                                COVA SERIES TRUST
                        GROWTH & INCOME EQUITY PORTFOLIO

     In accordance with Section 2(a) of the Investment Advisory Agreement dated May 1, 1996, as amended, the Growth & Income Equity Portfolio shall pay to the Advisor at the end of each calendar month an investment management fee of 1.00% of the average daily net assets of the Growth & Income Equity Portfolio.

     IN WITNESS WHEREOF, the Trust and the Advisor have caused this Amendment to be executed on the day and year first above written.

COVA INVESTMENT                                      COVA SERIES TRUST
ADVISORY CORPORATION



By: /S JEFFERY K. HOELZEL                  By: /S/ JEFFERY K. HOELZEL
   ______________________________              ___________________________


Its: Secretary                          Its: Senior Vice President
    ____________________                     and Secretary
                                             ______________________